As filed with the Securities and Exchange Commission on March 15, 2016

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sanofi

(Exact Name of Registrant as Specified in its Charter)

France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

54, rue la Boétie

75008 Paris, France

Tel. No.: +33-1-53-77-40-00

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ching Jaw

Vice President and Chief Financial Officer

Sanofi U.S. Services Inc.

55 Corporate Drive

Bridgewater, New Jersey 08807

Tel. No. +1 (908) 981-5000

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Linda A. Hesse Jones Day 2, rue Saint Florentin 75001 Paris, France Tel. No.: +33-1-56-59-39-39	Karen Linehan Executive Vice President Legal Affairs and General Counsel Sanofi 54, rue la Boétie 75008 Paris, France Tel. No.: +33-1-53-77-40-00

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of the debt securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Sanofi

DEBT SECURITIES

We may offer and sell debt securities from time to time. Each time we sell any of the debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those debt securities and the offering to which it relates. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in these debt securities involves certain risks. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) nor any other regulatory body has approved or disapproved of these debt securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 15, 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Sanofi filed on March 15, 2016 with the SEC using the shelf registration process. Sanofi may sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that Sanofi may offer. Each time Sanofi sells debt securities, it will provide one or more prospectus supplements that will contain specific information about the terms of those securities and the offering to which it relates. The prospectus supplement(s) may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” prior to purchasing any of the debt securities offered by this prospectus.

Unless otherwise indicated, information and statistics presented herein relating to Sanofi’s ranking information and market share relative to its competitors are based on its own research and/or various publicly available sources, which may be adjusted as further described under the heading “Presentation of Financial and Other Information” in our 2015 Form 20-F (as defined herein). Data relative to market share and ranking information presented herein or in documents incorporated by reference herein for our vaccines business is based on internal estimates unless stated otherwise.

As used herein, the terms “Sanofi,” the “Company,” the “Group,” “we,” “our,” or “us,” unless the context otherwise requires, refer to Sanofi and its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements (within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) or Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”)) about us, including without limitation, certain statements made in “Item 5. Operating and financial review and prospects”, as well as in “Item 4.B. Business overview” of our 2015 Annual Report on Form 20-F, as defined below.

Examples of such forward-looking statements include:

•	projections of operating revenues, net income, business net income, earnings per share, business earnings per share, capital expenditures, cost savings, restructuring costs, positive or negative synergies, dividends, capital structure or other financial items or ratios;

•	statements of our profit forecasts, trends, plans, objectives or goals, including those relating to products, clinical trials, regulatory approvals and competition; and

•	statements about our future events and economic performance or that of France, the United States or any other countries in which we operate.

This information is based on data, assumptions and estimates considered as reasonable by Sanofi as at the date of this prospectus and undue reliance should not be placed on such statements.

Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “should” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward looking statements involve inherent, known and unknown risks and uncertainties associated with the regulatory, economic, financial and competitive environment, and other factors that could cause future results and objectives to differ materially from those expressed or implied in the forward looking statements.

Risk factors which could affect the future results and cause actual results to differ materially from those contained in any forward-looking statements are discussed under “Item 3. Key Information — D. Risk Factors” of our 2015 Form 20-F. Additional risks, not currently known or considered immaterial by the Group, may have the same unfavorable effect and investors may lose all or part of their investment.

Forward looking statements speak only as of the date they are made. Other than required by law, we do not undertake any obligation to update them in light of new information or future developments.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to foreign private issuers and file annual and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. For further information, please call the SEC at 1-800-SEC-0330 or log on to http://www.sec.gov.

Our shares are listed on Euronext Paris and the New York Stock Exchange, the latter in the form of American Depository Shares (“ADSs”) and you can consult reports and other information about us that are filed pursuant to the rules of Euronext Paris and the New York Stock Exchange at these exchanges.

INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form F-3 relating to the debt securities covered by this prospectus. This prospectus is a part of that registration statement and does not contain all of the information in that registration statement. Whenever a reference is made in this prospectus to a contract or other document of Sanofi, the reference is only a summary. You should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2015 (the “2015 Form 20-F”) (File No. 001-31368), filed with the SEC on March 4, 2016,

•	our report on Form 6-K furnished to the SEC on March 15, 2016 that expressly states that we incorporate it by reference in the registration statement on Form F-3 of which this prospectus is a part, to the extent it is not subsequently superseded, and

•	any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, 54, rue la Boétie, 75008 Paris, France, Tel. No.: +33-1-53-77-45-45.

The 2015 Form 20-F and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus, to the extent applicable, automatically updates and supersedes the information in the 2015 Form 20-F.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation organized under the laws of France. Most of our officers and directors are citizens and, to the best of our knowledge, residents of countries other than the United States, and a large portion of our assets are located outside of the United States. Accordingly, U.S. investors may find it difficult to:

•	effect service of process upon or obtain jurisdiction over our company or our officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•	enforce, either inside or outside the United States, judgments obtained in U.S. or non U.S. courts in actions predicated upon the civil liability provisions of the U.S. federal securities laws against us or our officers and directors;

•	bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and

•	enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law No. 68-678 of July 26, 1968 as amended by French law No. 80-538 of July 16, 1980, commonly known as the “French blocking statute”, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. Each of the foregoing statements also applies to our auditors.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described under the headings “Where You Can Find More Information” and “Incorporation by Reference”. This summary does not contain all of the information that you should consider before investing in the debt securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, the final term sheet, if any, and the prospectus supplement(s) relating to the particular debt securities being offered.

Sanofi

Sanofi was incorporated under the laws of France in 1994 as a société anonyme, a form of limited liability company, for a term of 99 years. We operate under the commercial name “Sanofi” (formerly known as sanofi-aventis). Sanofi is the holding company of a consolidated group consisting of approximately 400 subsidiaries.

Sanofi is a leading global healthcare company, focused on patient needs and engaged in the research, development, manufacture and marketing of therapeutic solutions. We are the fifth largest pharmaceutical group in the world and the third largest in Europe in terms of sales (IMS data 2015 Moving Annual Total September 2015).

The Group is organized around three principal activities: Pharmaceuticals, Human Vaccines via Sanofi Pasteur, and Animal Health via Merial.1 We invest in the following activities: Diabetes, Cardiovascular, Rare Diseases and Multiple Sclerosis, Consumer Health Care, Oncology, Generics, Established Prescription Products, Vaccines, and Animal Health. We are also active in emerging markets, selling products from all three of our principal activities (Pharmaceuticals, Human Vaccines and Animal Health).

Our registered office is located at 54, rue la Boétie, 75008 Paris, France, and our main telephone number is +33 1 53 77 40 00.

Debt Securities

For any particular debt securities we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the title of the debt securities, the aggregate principal or face amount and the purchase price; the stated maturity; the amount or manner of calculating the amount payable at maturity; the rate or manner of calculating the rate and the payment dates for interest, if any; the redemption or repurchase terms; and any other specific terms. The debt securities will be issued pursuant to an indenture entered into between us and Deutsche Bank Trust Company Americas, which acts as trustee.

Except as otherwise specified, when we use the term “securities” or “debt securities” in this prospectus, we mean any of the debt securities we may offer with this prospectus. This prospectus, including this summary, describes the general terms that may apply to the debt securities; the specific terms of any particular debt securities that we may offer will be described in the applicable prospectus supplement.

[1]	On December 15, 2015, Sanofi and Boehringer Ingelheim signed an exclusivity agreement to exchange Sanofi’s Animal Health business for Boehringer Ingelheim’s Consumer Health Care business. The transaction would also involve a gross cash payment from Boehringer Ingelheim to Sanofi. The two parties aim to close the transaction, which is subject to execution of definitive agreements and thereafter to regulatory clearances in the fourth quarter of 2016 (see “Item 4. Information on the Company — B. Business Overview — B.1. Strategy” and Note D.2.1. to our consolidated financial statements included in Item 18 of our 2015 Form 20-F).

Form of Debt Securities

The debt securities of a series may be offered in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement.

Listing

If any debt securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, before you decide to purchase debt securities. In particular, you should review the risks relating to our business included in our 2015 Form 20-F, incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the debt securities offered by this prospectus could decline, in which case you may lose all or part of your investment.

Risks relating to an investment in the debt securities

We may incur substantially more debt in the future.

We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. The terms of the debt securities issuable hereunder and the indenture under which the debt securities are issued will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the debt securities face.

At any point in time there may or may not be an active trading market for our debt securities.

At any point in time there may or may not be an active trading market for our debt securities. While we may decide to list a particular series of debt securities on one or more stock exchanges or automated quotation system, we generally expect that our debt securities will not be listed on any exchange or automated quotation system. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. Factors that could cause the debt securities to trade at a discount include, among others:

•	an increase in prevailing interest rates;

•	a decline in our credit worthiness;

•	the time remaining to the maturity;

•	a weakness in the market for similar securities; and

•	declining general economic conditions.

Direct creditors of our subsidiaries will generally have superior claims to cash flows from those subsidiaries.

Sanofi receives cash flows from its subsidiaries which can be used to meet its payment obligations under the debt securities. Since the creditors of any of these subsidiaries generally have a right to receive payment that is superior to Sanofi’s right to receive payment from the assets of such subsidiary, holders of the debt securities will be effectively subordinated to creditors of the subsidiaries insofar as cash flows from those subsidiaries are relevant to meeting payment obligations under the debt securities. The terms and conditions of the debt securities and the indenture under which they are issued do not limit the amount of liabilities that subsidiaries of Sanofi may incur. As of December 31, 2015, our total outstanding net financial debt amounted to €7,254 million, of which €7,217 million represented the net financial debt of Sanofi SA and €37 million represented the net financial debt of other Group entities. The latter corresponds to the net financial debt of such other Group entities after applying the relevant consolidation percentage and eliminating intra-group financial debt. In addition, certain subsidiaries are or may become subject to statutory or contractual restrictions on their ability to pay dividends or otherwise distribute or lend cash to Sanofi which could also limit the amount of funds available to meet payment obligations under the debt securities.

Since the debt securities are unsecured, your right to receive payments will be effectively subordinated to the rights of any secured creditors.

The debt securities that we are offering will be unsecured. Although the indenture governing our debt securities contains a negative pledge that prohibits us and our principal subsidiaries from pledging assets and granting other security to secure certain types of bonds or similar debt instruments unless we make a similar pledge (or otherwise provide security approved by the bondholders) to secure the debt securities offered pursuant to this prospectus as described under “Description of Debt Securities We May Offer — Special Situations —Negative Pledge”, we and our principal subsidiaries are otherwise entitled to pledge our assets to secure debts. If we default on the debt securities, or in the event of bankruptcy, liquidation or reorganization, then, to the extent we have previously granted security over our assets to secure debts, the assets that secure those debts will then be used to satisfy the obligations under that secured debt before we can make payment on the debt securities. As a result, there may not be enough assets available to make payments on the debt securities. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including debt securities, in any remaining assets.

We are not restricted in our ability to dispose of our assets by the terms of the debt securities.

We are generally permitted to sell or otherwise dispose of any, or of substantially all, of our assets to another corporation or other entity under the terms of the debt securities. If we decide to dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the debt securities, and except in the case of the sale of substantially all of our assets, or another similar transaction, as described in “Description of Debt Securities We May Offer — Special Situations — Mergers & Similar Events”, those assets will no longer be available to support our debt securities.

In certain instances, it may be possible for the indenture governing a series of debt securities to be amended and for the compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of that series of debt securities voting together with the holders of other of our debt securities as a single class for this purpose.

Subject to certain exceptions, the indenture governing the debt securities may be amended by us and the trustee with the consent of the holders of debt securities issued under the indenture. With respect to any such series of debt securities, the required consent can be obtained from either the holders of a majority in principal amount of the debt securities of that series, or from the holders of a majority in principal amount of the debt securities of that series and all other series identified by us as affected by that amendment, with all of such holders treated as a single class for this purpose. In addition, subject to certain exceptions, with respect to any series of debt securities issued under the indenture, our compliance with certain restrictive provisions of the indenture or any past default under the indenture may be waived by (i) the holders of a majority in principal amount of that series of debt securities, or (ii) the holders of a majority in principal amount of that series of debt securities and all other series identified by us as affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, with all of such holders treated as a single class for this purpose. As a result, it is possible in certain circumstances for the indenture governing a series of debt securities to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of that series.

Our credit ratings may not reflect all risks of an investment in the debt securities.

The credit ratings ascribed to us and the debt securities are intended to reflect our ability to meet our payment obligations generally, and in respect of our debt securities. They may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may be expected to affect the market value of our debt securities.

French insolvency law may supersede certain provisions of the indenture.

As a French company, Sanofi S.A. would be subject to French insolvency law, including court-assisted pre-insolvency proceedings (mandat ad hoc proceedings or conciliation proceedings (procédure de conciliation)), court-administered insolvency proceedings (such as safeguard proceedings (procédure de sauvegarde), accelerated safeguard proceedings (procédure de sauvegarde accélérée), accelerated financial safeguard proceedings (procédure de sauvegarde financière accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire)). In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors and could limit the ability of holders of debt securities to enforce their rights under the debt securities.

Under French insolvency law, if there are any outstanding debt securities in the form of obligations (such as bonds or notes), all holders of debt securities (obligations, irrespective of whether or not there are different issuances and of the governing law of those obligations) are automatically grouped into a single assembly of holders (the “Assembly”) during an accelerated financial safeguard proceeding (procédure de sauvegarde financière accélérée), an accelerated safeguard proceeding (procédure de sauvegarde accélérée), a safeguard proceeding (procédure de sauvegarde) or a judicial reorganization proceeding (procédure de redressement judiciaire) in order to vote within such Assembly on the restructuring plan. If Sanofi S.A. were the subject of any such proceeding, the Assembly would be comprised of all holders of debt securities issued by Sanofi S.A. The Assembly would be called to deliberate on a draft safeguard plan (projet de plan de sauvegarde) or a judicial reorganization plan (projet de plan de redressement par voie de continuation) with respect to Sanofi S.A. which:

•	Must take into account subordination agreements entered into by the creditors before the opening of the proceedings;

•	May notably include a rescheduling and/or write-off of the debt represented by the debt securities and/or debt-for-equity swaps and/or the sale of part of the business; and

•	May treat different types of debt security holders differently if justified by differences in circumstances.

Decisions of the Assembly would be taken by a two-thirds majority of the amount of debt held by all the holders of debt securities (which amount could include principal, interest and other amounts due under the debt securities) present or represented at the Assembly (regardless of the terms of the debt securities). The Assembly is not subject to quorum requirements.

In respect of voting rights of the Assembly, each holder of debt securities must, if applicable, inform the judicial administrator of the existence of any agreement relating to the exercise of its vote or providing for the full or partial payment of its claim by a third party, as well as of any subordination agreement. The judicial administrator then submits to the relevant holder of debt securities a proposal for the computation methods of its voting rights in the Assembly. In the event of a disagreement, the relevant holder of debt securities or the judicial administrator may request that the matter be decided by the president of the relevant court in summary proceedings.

The holders of debt securities for whom the plan does not provide any modification of their repayment terms or provides for a payment of their claims in cash in full as soon as the plan is approved by the court or as soon as their claims are admitted do not take part in the vote.

Certain provisions of the Indenture therefore may not be enforced or enforceable by the Trustee or holders of debt securities issued under this prospectus.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

Sanofi is a corporation organized under the laws of France. Most of our officers and directors are citizens and, to the best of our knowledge, residents of countries other than the United States, and a large portion of our assets are located outside of the United States. Accordingly, it may be difficult for investors to effect service of process on or obtain jurisdiction over us, our officers or our directors in courts in the United States and enforce against us or them judgments obtained against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in France. See “Enforceability of Certain Civil Liabilities.”

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities for general financing and corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

We may issue debt securities using this prospectus. The debt securities that we may issue will be governed by a contract between us and Deutsche Bank Trust Company Americas, as trustee, called an indenture.

The trustee under the indenture has two main roles:

•	first, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Default and Related Matters — Events of Default — Remedies If an Event of Default Occurs” below; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell your debt securities (and they are not held in a clearing system) and sending you notices.

The indenture and its associated documents contain the full legal text governing the matters described in this section. The indenture and the debt securities are governed by New York law. A form of the indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

We may issue either senior or subordinated debt securities using this prospectus. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are an unsecured creditor of ours. The senior debt securities will be issued under the indenture described below. If we issue subordinated debt securities, they will be issued under a supplemental subordinated debt indenture, which will describe the terms thereof, including provisions relating to subordination. If we issue subordinated debt securities, they will be subordinated in right of payment to all of our “senior indebtedness,” as defined in the supplemental subordinated debt indenture.

When we refer to “debt securities” in this prospectus, and except as otherwise specified, we mean the senior debt securities only. The terms of any series of subordinated debt securities will be contained in the supplemental subordinated debt indenture executed in connection with such series and described in a related prospectus supplement.

This section summarizes the material provisions of the indenture and the debt securities as it relates to senior debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture. The indenture is also subject to the Trust Indenture Act of 1939. We describe below the meaning of only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference in the relevant discussion herein or in the prospectus supplement.

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations are discussed below under “Taxation of Debt Securities — United States Taxation.” The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

Unless otherwise specified in a prospectus supplement, we may, without the consent of the holders of the debt securities of a series, issue debt securities of the same series as an outstanding series of debt securities. Any additional debt securities so issued will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates, as well as any other provisions regarding payment;

•	any provisions for redemption at the option of the holder;

•	the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon any declaration of acceleration of maturity;

•	the currency of payment of principal of, premium, if any, and interest on the series of debt securities and the manner of determining the equivalent amount in the currency of the United States of America, for the purpose of determining outstanding amounts and, if applicable, for purposes of payment;

•	if the principal amount payable at maturity of the series of debt securities will not be determinable prior to maturity, the amount that will be deemed to be the principal amount thereof for any other purpose under the indenture or the debt securities;

•	any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

•	any amendment to or removal of the covenant to pay additional amounts for withholding taxes or other governmental charges and the related right to an optional tax redemption for such a series;

•	any additional events of default or covenants or other provisions applicable to the series of debt securities, or any that are not applicable;

•	whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under “Legal Ownership — Global Securities,” and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether the series of debt securities can be redeemed at our option and any make-whole amount (if applicable);

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other special features of the series of debt securities, which may be different from those described in the prospectus. (Section 301)

In this description of debt securities “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the section “Legal Ownership — Street Name and Other Indirect Holders.”

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations that are indicated in the prospectus supplement.

Unless otherwise specified in the prospectus supplement, the debt securities will be issued in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement. See “Legal Ownership — Global Securities” for more information. The following description relates to the transfer and exchange of debt securities in the event debt securities are not in the form of global certificates deposited with a depositary.

You may have your debt securities of any series broken into more debt securities of smaller denominations of the same series or combined into fewer debt securities of larger denominations of the same series, as long as the total principal amount is not changed. (Section 305)

You may exchange or transfer registered debt securities at the corporate trust office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and is stated in the prospectus supplement. (Section 307)

We will pay interest, principal and any other money due on the registered debt securities at the trustee’s corporate trust office. That office is currently located at Deutsche Bank Trust Company Americas, 60 Wall Street, MSNYC60-1630, New York, New York 10005, Attn: Trust and Securities Services. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office, but we must maintain an office or agency in each place of payment for the debt securities of any series. These offices are called paying agents. We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Section 106)

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or entity. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity. (Sections 801 and 802)

No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the applicable indenture requiring your approval, as described below under “Special Situations — Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities or to other of our debt; or

•	additional amounts becoming payable in respect of withholding tax.

Except as provided below, we have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell or lease substantially all of our assets, the other entity must be duly organized and validly existing under the laws of the relevant jurisdiction.

•	The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default under such debt securities. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default and Related Matters — Events of Default — What is An Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded.

•	If we merge out of existence or sell or lease substantially all of our assets, the other entity must assume, through a supplemental indenture, our obligations under the applicable indenture and the debt securities, including our obligation to pay additional amounts described below under “Special Situations — Payment of Additional Amounts.” In the event the jurisdiction of incorporation of the successor is not the Republic of France, such successor will also agree to be bound to the obligations described below under “Special Situations — Payment of Additional Amounts” but shall substitute the successor’s jurisdiction of incorporation for the Republic of France.

•	If we merge out of existence or sell or lease substantially all of our assets, we must provide to the trustee a certificate signed by a duly authorized officer and an opinion of legal counsel stating that the conditions set forth in the indenture have been complied with. (Sections 801, 802 and 1007)

It is possible that the U.S. Internal Revenue Service or a court may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other unfavorable or favorable tax consequences to any particular holder.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder. We must obtain your approval in order to:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce the principal of, premium, if any, amount or rate of interest payable on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the applicable indenture or to waive various defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indenture and your debt securities is the kind that requires a vote in favor by holders of debt securities owning either a majority of the principal amount of a series affected or by holders of a majority of the principal amount of all debt securities identified by us as affected, in which case such holders will be treated as a single class for such purpose. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901) The same majority vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities described above under “— Changes Requiring Your Approval” unless we obtain, with respect to each series affected, each holder’s individual consent, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder, to the waiver. (Section 513)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased pursuant to any applicable defeasance provisions described in the prospectus supplement. (Section 101)

•	We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote with respect to changes to the indenture and/or debt securities or the waiver of certain covenants. If we set a record date for this purpose, that vote or waiver may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken prior to 90 days after the record date. (Sections 902 and 1006)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver or consent.

Redemption and Repayment

The prospectus supplement will state whether the debt securities are redeemable by us or subject to repayment at the holder’s option, other than as described below under “Special Situations — Optional Tax Redemption.”

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. (Section 1111)

Our company shall not be required to establish a sinking fund.

Payment of Additional Amounts

We will make payments on the debt securities without withholding any taxes unless otherwise required to do so by French law. Unless otherwise specified in the prospectus supplement, if the Republic of France or any tax authority therein requires us to withhold or deduct amounts from payment on a debt security for or on account of taxes or any other governmental charges, subject to the exceptions described below, we will, to the fullest extent then permitted by law, be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you would otherwise have been entitled. We will not have to pay additional amounts under any of the following circumstances:

•	The holder or beneficial owner of the debt securities (or a third party holding on behalf of the holder or such beneficial owner) is subject to such tax or governmental charge by reason of having some connection to the Republic of France requiring such withholding or deduction, other than the mere holding or beneficial ownership of the debt security.

•	Taxes that are imposed or levied by reason of the failure of such holder or beneficial owner to present (where presentation is required) its debt security within 30 calendar days after we have made available to such holder or beneficial owner a payment under the debt securities and the indenture (excluding any additional amounts to which such holder or beneficial owner would have been entitled had its debt securities been presented on any day within such 30 calendar day period).

•	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

•	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding or deduction.

•	The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner; or

•	to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the Republic of France require as a precondition to exemption from all or part of such tax or governmental charge.

•	The withholding or deduction is imposed pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income, or any other directive amending, supplementing or replacing such directive, including European Union Directive 2014/107/EU, or any law implementing or complying with, or introduced in order to conform to, such directive or directives.

•	The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent or by receiving payments under such debt securities in a bank account opened in a financial institution that is not located in any non-cooperative State or territory as set forth in the list, as amended from time to time, referred to in Article 238-0 A of the French General Tax Code (Code général des impôts).

•	The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the Republic of France require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security. (Section 1007)

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Sanofi S.A. (the “Issuer”) by merger is organized or if we otherwise change the jurisdiction in which the Issuer is organized or resident for tax purposes, except that the name of the jurisdiction of the successor, or our new jurisdiction of organization or residency for tax purposes, will be substituted for the Republic of France.

Optional Tax Redemption

Unless otherwise specified in the prospectus supplement for a particular series, we have the option to redeem the debt securities of any series prior to maturity if, upon the occurrence of any change in, or any change in the official application or interpretation of, French law (or the law of the jurisdiction of our successor, or of our new jurisdiction of organization or residency for tax purposes), becoming effective after the issuance date of the debt securities of the series (or in the case of a successor to the Issuer, the date on which such person assumed our obligations under the debt securities of the series as described under “Special Situations — Mergers and Similar Events”), we would be required to pay additional amounts as described under “Special Situations — Payment of Additional Amounts”, in which case we may redeem the debt securities of the series in whole but not in part at a redemption price equal to 100% of the principal amount of the debt securities of the series plus accrued interest to (but not including) the redemption date. Furthermore, the redemption notice may not be given more than 90 days before the latest practicable date on which we could make payment of principal and interest without withholding for such French taxes (or the taxes arising from the law of any other jurisdiction of incorporation or residency referred to above). (Section 1108)

Prior to giving the notice of a tax redemption, we will deliver to the trustee

•	a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

•	an opinion of legal counsel stating that we are or would be obligated to pay additional amounts as a result of such change or amendment in the official application or interpretation of French law (or, in the case of a successor to the Issuer, in the official application or interpretation of the law of the jurisdiction of incorporation or residency for tax purposes of such successor).

Negative Pledge

In respect of any series of unsubordinated debt securities only, so long as any such debt security is outstanding, we undertake not to create or permit to subsist any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other encumbrance or security interest over any or all of our present or future assets or revenues (i) to secure any Relevant Indebtedness issued by us or (ii) to secure any guarantee or indemnity given by us of any Relevant Indebtedness issued by others without (a) at the same time or prior thereto securing such debt securities equally and ratably therewith or (b) providing such other security for such debt securities as shall be approved by an act of the holders holding at least a majority of the principal amount of the outstanding debt securities of each affected series. (Section 1008)

For the purpose of this covenant, “Relevant Indebtedness” means any indebtedness for borrowed money, whether present or future (including, without limitation, any contingent obligation, any surety or other obligation), which is for, or in respect of, or represented by any bonds, debentures, or other form of debt securities capable in the ordinary course of being listed, quoted or ordinarily dealt in on any stock exchange, over-the-counter market or securities market.

For the avoidance of doubt, nothing in this section “Special Situations — Negative Pledge” shall prevent us from depositing funds in trust in connection with any transaction or operation contemplated by the section “Special Situations — Defeasance and Discharge” and relating to any series of debt securities issued from time to time hereunder.

Defeasance and Discharge

The indenture contains a provision that permits us to elect:

•	to be discharged from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under some of the covenants and from the consequences of an event of default resulting from a breach of such covenants.

We can legally release ourselves from any payment or other obligations on the debt securities of a series under either of the above elections, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of a series a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of such series on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Default and Related Matters — Events of Default — What is An Event of Default?” below. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves in accordance with their terms. In the case of debt securities being discharged, we must deliver along with this opinion a private letter ruling from the U.S. Internal Revenue Service to this effect, or a revenue ruling or other published legal authority that is considered “substantial authority” in accordance with U.S. Treas. Reg. sec. 1.6662-4(d)(3)(iii) pertaining to a comparable form of transaction published by the U.S. Internal Revenue Service to the same effect. (Section 403)

However, even if we take these actions, a number of our obligations relating to the debt securities of the series will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to deposit money for payment in trust.

Default and Related Matters

Ranking

Unless otherwise specified in the relevant prospectus supplement, the debt securities are not subordinated to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors.

The indenture does not limit our ability to incur additional indebtedness.

Events of Default

You will have special rights if an event of default occurs in respect of a series to which your debt security belongs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” means, with respect to a series of debt securities, any of the following:

•	any amount of principal of a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 15 days from such due date;

•	any amount of interest on, or any premium on, a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 30 days from such due date;

•	any other obligation of the Issuer under the applicable indenture is not complied with or performed within a period of 30 days from receipt by us of a written notice (delivered by registered or certified mail) to us that we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series;

•	(A) any borrowed money of the Issuer or of any Principal Subsidiary becomes due and repayable prematurely by reason of a default in relation thereto and is not repaid prior to expiry of any applicable grace period or (B) any such borrowed money is not paid at maturity as extended by any applicable grace period or (C) any guarantee or indemnity in respect of any borrowed money of a third party given by the Issuer or any Principal Subsidiary is not honored when due, following a demand for payment made under such guarantee or indemnity where such demand is necessary, taking into account any applicable grace period, unless in the case of (C) hereof (x) it has been disputed in good faith that such guaranteed or indemnified third party borrowed money is due or payable or that such guarantee or indemnity is callable or that such demand for payment is valid and such dispute has been submitted to a competent court, in which case such event shall not constitute an event of default hereunder, so long as the dispute shall not have been finally adjudicated or (y) payment under such guarantee or indemnity is prohibited by laws of mandatory application or under an order or decision by a court or authority and provided that in the case of (A), (B) or (C) hereof, such borrowed money of the Issuer or such Principal Subsidiary, or the amount of the failure to pay by the Issuer or the relevant Principal Subsidiary under such guarantee or indemnity given in respect of such third party borrowed money, is in an aggregate nominal amount of at least €250,000,000 (or its equivalent in any other currency), unless in any such event the amount due is not paid due to circumstances affecting the making or clearing of the payment which are outside the control of the Issuer or the Principal Subsidiary, as the case may be, in which case such event shall not constitute an event of default so long as such circumstances continue in existence;

•	the Issuer or any of our Principal Subsidiaries makes any proposal for a general moratorium in relation to its debt or ceases its payments (including, without limitation, a cessation des paiements under French law) or a judgment is issued for the judicial liquidation (including, without limitation, a liquidation judiciaire under French law) or for a transfer of the whole of the business (including, without limitation, a cession totale de l’entreprise under French law) of the Issuer or any of our Principal Subsidiaries or anything equivalent to such a proposal, settlement or transfer occurs with respect to the Issuer or any of our Principal Subsidiaries or if the Issuer or any of our Principal Subsidiaries makes a conveyance, assignment or other arrangement for the benefit of its creditors or enters into a composition with its creditors;

•	an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of any of our Principal Subsidiaries (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any scission or any apport partiel d’actifs under French law)) or an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any scission or any apport partiel d’actifs under French law)) where the entity resulting from or surviving following such amalgamation, reorganization, merger, consolidation or restructuring or other similar arrangement, assumes or owes the obligation resulting from the debt securities of the series; or

•	any other event of default described in the prospectus supplement occurs. (Section 501)

For the purpose of this section,

“Principal Subsidiary” means at any relevant time any company or other entity the accounts of which are consolidated with those of the Issuer and which, together with its own Subsidiaries, accounts for at least 15 percent of the net consolidated annual sales of the Issuer as disclosed from time to time in our latest publicly issued consolidated annual financial statements.

“Subsidiary” means, in relation to any person or entity at any time, any other person or entity (whether or not now existing) meeting the definition of Article L. 233-1 of the French Commercial Code or any other person or entity controlled directly or indirectly by such person or entity within the meaning of Article L. 233-3 of the French Commercial Code. These articles:

•	define a subsidiary as an entity for which a majority of the share capital is owned by another entity (Article L. 233-1); and

•	provide a list of the circumstances under which an entity is considered to control another ((i) direct or indirect holding of majority voting rights of an entity; (ii) majority voting rights of an entity by virtue of an agreement with other shareholders that is not contrary to the interests of the entity; (iii) the ability, given voting rights, to determine whether resolutions are adopted at general shareholder meetings of an entity; (iv) shareholding combined with the ability to appoint or to revoke the majority of the members of the board of directors, the supervisory board or other administrative body of the entity. An entity is also deemed to exert control over another entity if it directly or indirectly holds more than 40% of the voting rights of the other entity and no other shareholder holds a greater shareholding. In addition, two or more entities acting in concert are considered as jointly controlling another when they are able to determine whether resolutions are adopted at general shareholder meetings of another entity) (Article L. 233-3).

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request must have been given to the trustee during such 60-day period by holders of a majority in principal amount of all outstanding debt securities of that series. (Section 507)

Nothing, however, will prevent an individual holder from bringing suit to enforce payment. (Section 508)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request to the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005)

Regarding the Trustee

We and several of our subsidiaries may maintain banking relations with the trustee and its affiliates in the ordinary course of our and their business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting rights if it were ever required;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security. Unless otherwise specified in the prospectus supplement, securities will be issued in the form of global securities in registered form. In this case, the ultimate beneficial owners can only be indirect holders as the global security will be registered in the name of a financial institution we select, such as the Depository Trust Company.

In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary.” Any person (other than direct participants in the depository) wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	you cannot have securities registered in your own name.

•	you cannot receive physical certificates for your interest in the securities, subject to certain exceptions.

•	you will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “Street Name and Other Indirect Holders.”

•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections entitled “Street Name and Other Indirect Holders” and “Direct Holders” above.

The special situations in which a global security is exchangeable for physical certificates are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary.

•	When we elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities We May Offer — Default and Related Matters — Events of Default”.

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor, in the case of debt securities, the trustee is responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see “Description of Debt Securities We May Offer”.

CLEARANCE AND SETTLEMENT

General

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream”) and the Euroclear Bank S.A./N.V., as operator of the Euroclear System, in Belgium (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.

The Clearing Systems

DTC

We understand that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.

DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The DTC Rules applicable to its participants are on file with the SEC.

Clearstream

We understand that Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks.

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

In addition to the clearance and settlement of internationally traded securities, Clearstream provides its participants, among other things, safekeeping, administration, clearance and securities lending and borrowing services. It interfaces with the domestic markets in several countries.

Clearstream’s participants include worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and certain professional financial intermediaries. Its U.S. participants are limited to securities brokers and dealers and banks.

Indirect access to the Clearstream system is also available to others that clear through Clearstream participants or that have custodial relationships with its participants, such as banks, brokers, dealers and trust companies.

Euroclear

We understand that Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its participants, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

Euroclear participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants.

All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis (or, if indicated, in limited circumstances, on a free delivery basis), except as otherwise specified in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

For payment in U.S. dollars, securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream

We understand that investors who hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.

Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION OF DEBT SECURITIES

French Taxation

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the debt securities described in this prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion applies to debt securities that are in the form of “obligations” under French law. If we offer other forms of debt securities, any material tax consequences will be described in the prospectus supplement.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential effects of the purchase, ownership or disposition of the debt securities described in this prospectus.

The following summary does not address the treatment of debt securities that are held by a holder who: (i) is a resident of France for the purposes of French taxation, (ii) is a shareholder of the issuer, or (iii) carries on business or performs personal services in France, in connection with a permanent establishment or fixed base.

Investors should consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of debt securities in the light of their particular circumstances.

France has recently introduced a comprehensive set of new tax rules applicable to French assets (such as the debt securities) that are held by or in foreign trusts. The following discussion does not address the French tax consequences applicable to debt securities held in trusts.

Taxation of Income

Interest and Other Revenues (including reimbursement premium) from the Debt Securities

French Taxation. Following the introduction of the French Loi de finances rectificative pour 2009 no. 3 (No. 2009-1674 dated December 30, 2009) (the “Law”), payments of interest and other revenues made by the Issuer with respect to debt securities issued on or after March 1, 2010 will not be subject to the withholding tax set out under Article 125 A III of the French General Tax Code unless such payments are made outside France in a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French General Tax Code (a “Non-Cooperative State”). Irrespective of the tax residence of the holder of the debt securities, a 75% withholding tax will be applicable (subject to certain exceptions and to the more favorable provisions of any applicable double tax treaty) pursuant to Article 125 A III of the French General Tax Code with respect to such payments under the debt securities made in a Non-Cooperative State. Pursuant to the official tax guidelines issued by the French tax authorities (BOFIP BOI-IR-DOMIC-10-20-20-60-20150320) dated March 20, 2015 (the “Ruling”), such payments under the debt securities would be deemed to be made in a Non-Cooperative State if (i) made to a bank account opened in a financial institution located in a Non-Cooperative State if such payments are made by way of a bank transfer (inscription en compte) or (ii) paid or accrued to persons established or domiciled in such Non-Cooperative State if such payments are made in cash, by check or by any other means.

Pursuant to a ministerial regulation (arrêté) dated December 21, 2015, the list of Non-Cooperative States referred to in Article 238-0 A of the French General Tax Code, for the year 2012, comprises the following States: Botswana, Brunei, Guatemala, Marshall Islands, Nauru, and Niue. The list of Non-Cooperative States may be updated on a yearly basis.

Furthermore, according to Article 238 A of the French General Tax Code, interest and other revenues on such debt securities paid on a bank account opened in a financial institution located in a Non-Cooperative State or paid or accrued to persons established or domiciled in a Non-Cooperative State may no longer be deductible from the Issuer’s taxable income, as from the fiscal years starting on or after January 1, 2011. Under certain conditions, any such non-deductible interest and other revenues may be recharacterized as deemed distributed income pursuant to Article 109 and seq. of the French General Tax Code, in which case such non-deductible interest and other revenues may be subject to the withholding tax set out under Article 119 bis 2 of the French General Tax Code, at a rate of 30% or 75% subject to more favorable provisions of any applicable double tax treaty.

Notwithstanding the foregoing, the Law provides that neither (i) the 75% withholding tax provided by Article 125 A III of the French General Tax Code, nor (ii) the non-deductibility of interest and other revenues (to the extent the relevant interest and other revenues relate to genuine transactions and are not in an abnormal or exaggerated amount) and the withholding tax set out under Article 119 bis 2 of the French General Tax Code that may subsequently be levied as a result of such non deductibility, will apply in respect of a particular issue of debt securities if the Issuer can prove that the principal purpose and effect of such issue was not to allow the payments of interest or other revenues to be made in a Non-Cooperative State (the “Exemption”). Pursuant to the Ruling, an issue of debt securities will be deemed not to have such a purpose and effect, and accordingly will be able to benefit from the Exemption if such debt securities are:

(i)	offered by means of a public offering within the meaning of Article L.411-1 of the French Monetary and Financial Code or pursuant to an equivalent offer in a State other than a Non-Cooperative State. For this purpose, an “equivalent offer” means any offer requiring the registration or submission of an offer document by or with a foreign securities market authority; or

(ii)	admitted to trading on a regulated market or on a French or foreign multilateral securities trading system provided that such market or system is not located in a Non-Cooperative State, and the operation of such market is carried out by a market operator or an investment services provider, or by such other similar foreign entity, provided further that such market operator, investment services provider or entity is not located in a Non-Cooperative State; or

(iii)	admitted, at the time of their issue, to the operations of a central depository, or to those of a settlement and delivery systems operator for financial instruments within the meaning of Article L. 561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositories or systems operators, provided that such depository or systems operator is not located in a Non-Cooperative State.

EU Taxation. On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Savings Directive (in this section “Taxation,” the “Savings Directive”) on the taxation of savings income under which EU Member States are required from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Austria is instead required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments, provided however that the relevant beneficial owner of the payment may instead elect for the disclosure of information method or for the tax certificate procedure, as applicable. The rate of such withholding tax equals 35% as from July 1, 2011. The ending of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries.

In December 2014, the European Council (the “Council”) adopted directive 2014/107/EU amending provisions on the mandatory automatic exchange of information between tax administrations. It extended the scope of that exchange to include interest, dividends and other types of income. Council Directive 2014/107/EU implements a single global standard developed by the Organisation for Economic Co-operation and Development (“OECD”) for the automatic exchange of information. The OECD standard was endorsed by G20 finance ministers in September 2014. European Union agreements with Andorra, Liechtenstein, Monaco, San Marino and Switzerland, initially based on the Savings Directive, are currently being revised to be aligned with 2014/107/EU and the new global standard.

On March 18, 2015, the European Commission presented a proposal to the Council to repeal the Savings Directive. The adoption by Council took place on November 10, 2015. The measures of cooperation provided by the Savings Directive will be progressively replaced by the implementation of Council Directive 2014/107/EU on administrative cooperation in the field of direct taxation which provides for automatic exchange of financial account information between Member States, including income categories contained in the Savings Directive. Under transitional arrangements, the Savings Directive continued to be operational until the end of 2015 and has been replaced by Council Directive 2014/107/EU as from January 1, 2016. As Austria has been allowed to start applying Council Directive 2014/107/EU up to one year later than other Member States, special transitional arrangements, taking account of this derogation, will still apply to Austria.

In relation to French taxation, the Savings Directive had been implemented in French law under Article 242 ter of the French General Tax Code and Articles 49 I ter to 49 I sexies of the Schedule III to the French General Tax Code which impose on paying agents based in France an obligation to report to the French tax authorities certain information with respect to interest payments made to beneficial owners domiciled in another Member State, including, among other things, the identity and address of the beneficial owner and a detailed list of the different categories of interest paid to that beneficial owner.

Investors who are in any doubt as to their position should consult their professional advisers.

Additional amounts. If the French tax laws or regulations applicable to us (or to any of our successors) change and payments in respect of the debt securities become subject to withholding or deduction, we may be required to pay you additional amounts to offset such withholding except as provided above in “Description of the Debt Securities — Special Situations — Payment of Additional Amounts”, including under “ — Optional Tax Redemption”, or in any applicable prospectus supplement.

Capital Gains

Non-French tax resident holders of debt securities who do not hold the debt securities in connection with a business or profession conducted in France generally will not be subject to any French income tax or capital gains tax on the sale or disposal of debt securities. Transfers of debt securities made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Tax

France imposes estate and gift tax on securities of a French company that are acquired by inheritance or gift. The tax applies without regard to the residence of the transferor. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Under the Convention between the Government of the United States of America and the Government of French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978 (as further amended), a transfer of debt securities by gift or by reason of the death of a U.S. holder entitled to benefits under that convention generally will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the debt securities were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

Wealth Tax

French wealth tax (impôt de solidarité sur la fortune) generally does not apply to debt securities owned by non-French tax residents.

United States Taxation

This subsection does not purport to be a complete analysis of the potential U.S. tax considerations relating to an investment in our debt securities. It deals only with debt securities that are issued in registered form for U.S. tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities, if any, that are issued in bearer form for U.S. tax purposes or debt securities, if any, that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the related prospectus supplement. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of our debt securities, including the applicability of the U.S. federal, state and local tax laws, foreign tax laws, and any changes in applicable tax laws and any pending or proposed legislation or regulations.

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. For this purpose, you will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or other entity taxed as a U.S. domestic corporation for U.S. federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. This summary deals only with U.S. holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, a holder that uses mark-to-market treatment, a person that will hold debt securities as a hedge against currency risk or as a position in a “straddle”, conversion or other integrated transaction, a tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes, a person subject to the alternative minimum tax or a person whose “functional currency” is not the U.S. dollar.

This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations, U.S. Internal Revenue Service administrative pronouncements and judicial decisions, all as available and in effect on the date hereof and all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary assumes that the securities will be characterized as debt rather than equity for U.S. federal income tax purposes and that U.S. holders will treat the securities as such. In addition, this summary does not address all aspects of U.S. federal income taxes, nor does it address all tax considerations that may be relevant to a U.S. holder in light of such holder’s personal circumstances (including estate and gift tax considerations or state, local or other non-U.S. federal tax considerations).

You should consult your own tax adviser with respect to the U.S. federal income tax consequences of acquiring, holding and disposing of debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws, including the Income Tax Treaty between France and the United States of America.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income, and not as capital gain, at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will generally be the U.S. dollar value of the foreign currency payment based on the spot exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize may be based on the average spot exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign-currency-denominated debt securities at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you should recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the spot exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss should be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security. Your interest income will be foreign source for U.S. federal income tax purposes, and any foreign exchange gain you realize (as described above) generally will be U.S. source or foreign source according to your tax residence for such purposes.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your tax basis should increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, each of which is discussed below, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot exchange rate in effect on that date. If the foreign currency debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes the special election described in the next paragraph), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot exchange rate on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired or otherwise disposed of, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive, calculated at the spot exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes the special election described below), you will generally determine the U.S. dollar value of the amount realized by translating the amount at the spot exchange rate on the settlement date of the sale, exchange or retirement. The special election described above is available to you if you are an accrual-basis taxpayer, in respect of the purchase and sale of foreign currency debt securities traded on an established securities market. It must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Under current law, net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a maximum tax rate of 20%, rather than the maximum rate of 39.6% applicable to net short-term capital gain or ordinary income. The ability of individual U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement or other disposition of a foreign currency debt security generally will be treated as ordinary income or loss (rather than capital gain or loss) to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss should not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will generally be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of the debt securities will be the “original issue discount.” The “issue price” of the debt securities will generally be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” should include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an Original Issue Discount Debt Security, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury Regulations. You should be aware that (as described in greater detail below) if you invest in an Original Issue Discount Debt Security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is generally determined by:

(i) multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by the yield to maturity (defined below) of the debt security, appropriately adjusted to reflect the length of such accrual period; and

(ii) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “yield to maturity” and the qualified stated interest may generally be determined for these purposes as if the debt security bore interest for all periods at a fixed rate equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars generally will be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. This election, if made, is irrevocable without the consent of the U.S. Internal Revenue Service. If you make this election and you purchase debt securities at a premium or market discount, you will also be deemed to have made the election (discussed below under “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average spot exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot exchange rate on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the special election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the spot exchange rate applicable to such previous accrual).

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the debt security other than payments of qualified stated interest), or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, but less than its remaining redemption amount, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the U.S. Treasury Regulations governing original issue discount. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as “qualified stated interest” and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities should be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you should be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. A cash basis holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash-basis holders generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term debt security you may elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably to the electing shareholder, or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

Premium

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the U.S. Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore should be translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be generally realized with respect to amortized premium on a foreign currency debt security based on the difference between the spot exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the spot exchange rate on the date the holder acquired the debt security.

If you do not elect to amortize premium, the amount of premium should be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will generally be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred to purchase or to carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the spot exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the U.S. Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average spot exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are required to pay a Medicare tax of 3.8% (in addition to taxes they would otherwise be subject to) on their “net investment income” which include, among other things, interest on and capital gains from the sale or other disposition of notes.

Foreign Asset Reporting

In addition, if you are an individual (and, to the extent provided in future regulations, an entity), you may be subject to recently-enacted reporting obligations with respect to your debt securities if the aggregate value of these and certain other “specified foreign financial assets” exceeds $50,000. If required, this disclosure is made by filing Form 8938 with the U.S. Internal Revenue Service. Significant penalties can apply if you are required to make this disclosure and fail to do so. In addition, you should consider your possible obligation to file online a FinCEN Form 114 — Foreign Bank and Financial Accounts Report as a result of holding debt securities. The application of these reporting requirements is not entirely clear. You are thus encouraged to consult your U.S. tax advisor with respect to these and any other reporting requirement that may apply to your acquisition of debt securities.

Information Reporting and Backup Withholding

The paying agent must file information returns with the U.S. Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your U.S. taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the estimated net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the debt securities will be listed, if applicable.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement. The underwriters will acquire debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell debt securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with Institutional Investors for Delayed Delivery

If we so indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and/or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Each series of debt securities will be a new issue of securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

In the event that we do not list debt securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

VALIDITY OF SECURITIES

The validity of the debt securities offered hereby will be passed upon by Jones Day, French and U.S. counsel for Sanofi. Certain matters of French law and New York law will be passed upon for any underwriters or agents by any law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sanofi and its subsidiaries incorporated in this Prospectus by reference from the 2015 Form 20-F, and the effectiveness of Sanofi and its subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young et Autres and PricewaterhouseCoopers Audit, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been so incorporated in reliance upon the reports of such firms given on the authority of such firms as experts in accounting and auditing.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

French law generally prohibits a company from indemnifying its directors or officers against liability, although this prohibition is subject to certain exceptions and would need to be analyzed on a case by case basis in accordance with French applicable practice. However, under French law, a company may purchase directors and officers insurance protection for all or some of the members of its management.

In addition, if a director or officer is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs that are not otherwise covered by insurance, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director or the officer.

As of the date hereof, Sanofi has purchased liability insurance for its directors and officers, including insurance against potential liabilities under the Securities Act of 1933, as amended, and this coverage is subject to annual renewal renegotiations.

Item 9. Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

4.1	Form of Indenture between the Company and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of Debt Securities (included in Exhibit 4.1).

5.1	Opinion of Jones Day, adviser to the Company, as to the validity of the debt securities under French law.

5.2	Opinion of Jones Day, adviser to the Company, as to the validity of the debt securities under New York law.

12.1	Statement of computation of ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 99.3 to Form 6-K, dated March 15, 2016)

23.1	Consent of Ernst & Young et Autres, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers Audit, independent registered public accounting firm.

23.3	Consent of Jones Day (included in Exhibits 5.1 and 5.2).

24.1	Powers of Attorney of Sanofi.

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on March 15, 2016.

SANOFI

By:	/s/ JÉRÔME CONTAMINE Name: Jérôme Contamine
Title: Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities indicated, on March 15, 2016.

Signature	Title

*	Chairman of the Board of Directors
Serge Weinberg

*	Chief Executive Officer (Principal Executive Officer) and Director
Olivier Brandicourt

/s/ JÉRÔME CONTAMINE	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Jérôme Contamine

*	Head of Consolidation and Statutory Reporting (Principal Accounting Officer)
Hervé Cardelli

*	Director
Laurent Attal

*	Director
Bonnie L. Bassler
*	Director
Uwe Bicker

*	Director
Robert Castaigne

*	Director
Jean-René Fourtou

*	Director
Claudie Haigneré

*	Director
Patrick Kron

Signature	Title

*	Director
Fabienne Lecorvaisier

Director
Suet-Fern Lee

*	Director
Christian Mulliez

Director
Carole Piwnica

*	Director
Klaus Pohle

*	Authorized Representative in the United States
Ching Jaw

*By:	/s/ JÉRÔME CONTAMINE	Attorney-in-fact
Name: Jérôme Contamine